Exhibit 99.1

PRESS RELEASE

InfoSonics Reports Second Quarter 2015 Results

SAN DIEGO, August 6, 2015 – InfoSonics Corporation (NASDAQ: IFON), the provider of verykool® wireless handset solutions and tablets, today announced results for its second quarter ended June 30, 2015.

“It was a disappointing quarter in terms of both top and bottom line,” said Joseph Ram, president and CEO of InfoSonics. “Second quarter net sales increased 5% over the same quarter last year, but our gross profit margin was down significantly and our operating expenses were higher. As a result, we sustained a net loss of $678,000 for the quarter. A number of factors influenced these results. We encountered softness and price pressure in many of our markets, exacerbated in certain countries by the strength of the dollar against local currencies. Our gross margin was also impacted by reduced pricing to lower inventories of current models as we transition our product portfolio from 2G to 3G and 3G to LTE. Contributing to higher operating expenses was an increased level of marketing support given to certain carrier and big box retail customers. On a positive note, we continue to build strength in both the Mexico and U.S. markets, and are working to replicate our success in other countries.”

We had net sales for the 2015 second quarter of $10.9 million, which represented a $0.5 million, or 5%, increase from $10.4 million for the second quarter of 2014. We experienced growth in sales to big box retailers in Mexico, distribution customers serving Central and South American independent and big box retailers, open market customers in South America and U.S. customers. These gains were partially offset by lower sales to Latin American carrier customers, as well as the discontinuation of private label sales to customers in Europe. Unit shipments during the quarter declined by 28% compared to the prior year, but the average selling price per unit rose 44% because of a higher mix of smartphone sales. For the six months ended June 30, 2015, our net sales were $25.5 million, which represented a $3.4 million, or 15%, increase over $22.1 million for the comparable six month period of 2014.

Gross profit in the second quarter of 2015 was $1.6 million, a 21% decrease compared to $2.0 million for the comparable period in 2014. The gross profit margin as a percent of sales in the 2015 second quarter declined to 14.7% compared to 19.4% for the comparable period in 2014. For the six months ended June 30, 2015, gross profit was $4.2 million, a small increase from $4.1 million for the comparable period in 2014.

Operating expenses in the second quarter of 2015 were $2.2 million, an increase of $311,000, or 16%, compared to $1.9 million in the 2014 second quarter. This reflects a $468,000, or 27%, increase in SG&A expenses and an elimination of R&D expenses, which amounted to $157,000 in the prior year quarter. The higher SG&A expenses include increased marketing, wages and insurance costs. For the six months ended June 30, 2015, operating expenses were $4.1 million, a 5% increase over $3.9 million in the comparable period of 2014.

The net loss for the second quarter of 2015 was $678,000, $0.05 per share, compared to net income of $109,000, $0.01 per share, in the second quarter of 2014. For the six months ended June 30, 2015, the net loss was $146,000, $0.01 per share, compared to net income $164,000, $0.01 per share, in the comparable period of 2014.

At June 30, 2015, we had $2.5 million in cash, $15.6 million of net working capital and no outstanding funded debt.

About InfoSonics Corporation

InfoSonics is a San Diego-based manufacturer and provider of wireless handsets, tablets and related products to carriers, distributors and consumers in the United States and Latin America under the verykool® brand. The company is committed to delivering quality products with innovative designs that appeal to consumers and offer exceptional value. Additional information can be found on our corporate website at www.infosonics.com and www.verykool.net.

Past performance in any period may not be indicative of future results in the next period or the same period in a subsequent year. We also experience seasonal revenue fluctuations that can be significant from one quarter to another. Except for the factual statements made herein, the information contained in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and our actual results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include, without limitation: (1) intense competition internationally, including competition from alternative business models, such as manufacturer-to-carrier sales, which may lead to reduced prices, lower sales, lower gross margins, extended payment terms with customers, increased capital investment and interest costs, bad debt risks and product supply shortages; (2) our ability to source new verykool® handsets, including LTE models, at a sufficient pace and successfully introduce them into target markets; (3) extended general economic downturn in world markets; (4) inability to secure adequate supply of competitive products on a timely basis and on commercially reasonable terms; (5) the ability of the Company to maintain and improve its gross margins despite intense competition; (6) foreign exchange rate fluctuations, devaluation of a foreign currency, adverse governmental controls or actions, political or economic instability, or disruption of a foreign market, including, without limitation, the imposition, creation, increase or modification of tariffs, taxes, duties, levies and other charges and other related risks of our international operations which could significantly increase selling prices of our products to our customers and end-users; (7) the ability to attract new sources of profitable business from expansion of products or services or risks associated with entry into new markets, including geographies, products and services; (8) an interruption or failure of our information systems or subversion of access or other system controls may result in a significant loss of business, assets, or competitive information; (9) significant changes in supplier terms and relationships or shortages in product supply; (10) loss of business from one or more significant customers; (11) customer and geographical accounts receivable concentration risk and other related risks; (12) rapid product improvement and technological change resulting in inventory obsolescence; (13) uncertain political and economic conditions internationally, including terrorist or military actions; (14) the loss of a key executive officer or other key employees and the integration of new employees; (15) changes in consumer demand for multimedia wireless handset products and features; (16) our failure to adequately adapt to industry changes and to manage potential growth and/or contractions; (17) seasonal buying patterns; (18) the resolution of any litigation for or against the Company, including claims for infringement of intellectual property; (19) the ability of the Company to have access to adequate capital to fund its operations, including the availability of vendor credit and availability under the Company’s bank line of credit; and (20) the ability of the Company to generate taxable income in future periods. Reference is also made to other factors detailed from time to time in our periodic reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Contact:

Vernon A. LoForti

Chief Financial Officer

vern.loforti@infosonics.com

858-373-1675

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InfoSonics Corporation

Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
Net sales	$10,945	$10,445	$25,462	$22,069
Cost of sales	9,337	8,416	21,300	17,967

Gross profit	1,608	2,029	4,162	4,102

Operating expenses:
Selling, general and administrative	2,205	1,737	4,101	3,522
Research and development	—	157	—	384

	2,205	1,894	4,101	3,906

Operating income (loss)	(597)	135	61	196
Other income (expense):
Other income (expense), net	—	1	—	(2)
Interest, net	(81)	(27)	(204)	(27)

Income (loss) before provision for income taxes	(678)	109	(143)	167
Provision for income taxes	—	—	(3)	(3)

Net income (loss)	$(678)	$109	$(146)	$164

Net income (loss) per share:
Basic	$(0.05)	$0.01	$(0.01)	$0.01
Diluted	$(0.05)	$0.01	$(0.01)	$0.01
Weighted-average number of common shares outstanding:
Basic	14,381	14,356	14,371	14,288
Diluted	14,381	14,814	14,371	14,812

InfoSonics Corporation

Consolidated Balance Sheets

(Amounts in thousands, except per share data)

	June 30,	December 31,
	2015	2014
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$2,509	$1,464
Trade accounts receivable, net of allowance for doubtful accounts of $95 and $95, respectively	8,950	15,644
Other accounts receivable	71	70
Inventory	6,854	5,880
Prepaid assets	2,302	2,778

Total Current Assets	20,686	25,836
Property and equipment, net	191	137
Other assets	54	31

Total assets	$20,931	$26,004

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,495	$4,371
Accrued expenses	2,640	2,804
Line of credit borrowings	—	2,725

Total Current Liabilities	5,135	9,900

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized (no shares issued and outstanding)	—	—
Common stock, $0.001 par value, 40,000 shares authorized, 14,387 and 14,358 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	14	14
Additional paid-in capital	32,741	32,614
Accumulated other comprehensive loss	(1,015)	(726)
Accumulated deficit	(15,944)	(15,798)

Total stockholders’ equity	15,796	16,104

Total liabilities and stockholders’ equity	$20,931	$26,004

InfoSonics Corporation

Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	For the Six Months Ended
	June 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(146)	$164
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	48	78
Loss on disposal of fixed assets	—	11
Recovery of bad debts	—	(43)
Provision for obsolete inventory	(120)	94
Stock-based compensation expense	103	41
(Increase) decrease in:
Trade accounts receivable	6,694	(876)
Other accounts receivable	(1)	96
Inventory	(854)	(1,568)
Prepaids	476	1,179
Other assets	(23)	120
(Increase) decrease in:
Accounts payable	(1,876)	758
Accrued expenses	(164)	(502)

Net cash provided by (used in) operating activities	4,137	(448)

Cash flows from investing activities:
Purchase of property and equipment	(102)	(43)

Net cash used in investing activities	(102)	(43)

Cash flows from financing activities:
Borrowings on line of credit	4,460	1,249
Repayments on line of credit	(7,185)	(1,249)
Cash received from exercise of stock options	24	135

Net cash provided by (used in) financing activities	(2,701)	135

Effect of exchange rate changes on cash	(289)	(8)

Net increase (decrease) in cash and cash equivalents	1,045	(364)
Cash and cash equivalents, beginning of period	1,464	2,369

Cash and cash equivalents, end of period	$2,509	$2,005

Cash paid for interest	$245	$28
Cash paid for taxes	$—	$—